EXHIBIT (a)(1)(E)

Offer To Purchase For Cash

All Outstanding Shares of Common Stock

of

CKX, INC.

at

$5.50 NET PER SHARE

Pursuant to the Offer to Purchase dated May 17, 2011

by

COLONEL OFFEROR SUB, LLC

a direct wholly-owned subsidiary of

COLONEL UK HOLDINGS LIMITED

and an indirect wholly-owned subsidiary of

COLONEL HOLDINGS, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JUNE 14, 2011, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

May 17, 2011

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated May 17, 2011 (the “Offer to Purchase”), and the related Letter of Transmittal in connection with the offer (the “Offer”) by Colonel Offeror Sub, LLC, a Delaware limited liability company (“Offeror”), a direct wholly-owned subsidiary of Colonel UK Holdings Limited, a United Kingdom private limited company, and an indirect wholly-owned subsidiary of Colonel Holdings, Inc., a Delaware corporation, to purchase all outstanding shares of common stock, par value $0.01 per share (the “Common Shares”), of CKx, Inc., a Delaware corporation, at a purchase price of $5.50 per Common Share, net to the seller in cash without interest, less any required withholding taxes, upon the terms and subject to the conditions of the Offer.

We or our nominees are the holder of record of Common Shares held for your account. A tender of such Common Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Common Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Common Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1.	The offer price for the Offer is $5.50 per Common Share, net to you in cash without interest, less any required withholding taxes.

2.	The Offer is being made for all outstanding Common Shares.

3.	The Offer will expire at 12:00 midnight, New York City time, on June 14, 2011 unless the Offer is extended or earlier terminated by Offeror. Except as otherwise described in Section II. 4 of the Offer to Purchase, previously tendered Common Shares may be withdrawn at any time until the Offer has expired and, if Offeror has not accepted such Common Shares for payment by July 16, 2011, such Common Shares may be withdrawn at any time after that date until Offeror accepts Common Shares for payment.

4.	The Offer is subject to certain conditions described in Section II. 12 of the Offer to Purchase.

5.	Tendering stockholders who are registered stockholders or who tender their Common Shares directly to BNY Mellon Shareowner Services (the “Depositary”) will not be obligated to pay any brokerage commissions or fees, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes on Offeror’s purchase of Common Shares pursuant to the Offer.

6.	See Section II. 5 of the Offer to Purchase, which sets forth important information with respect to U.S. federal income tax consequences.

If you wish to have us tender any or all of your Common Shares, please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Common Shares, all such Common Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the expiration of the Offer.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Common Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

INSTRUCTION FORM

With Respect to the Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

CKX, INC.

at

$5.50 NET PER SHARE

Pursuant to the Offer to Purchase dated May 17, 2011

by

COLONEL OFFEROR SUB, LLC

a direct wholly-owned subsidiary of

COLONEL UK HOLDINGS LIMITED

and an indirect wholly-owned subsidiary of

COLONEL HOLDINGS, INC.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated May 17, 2011, and the related Letter of Transmittal, in connection with the offer (the “Offer”) by Colonel Offeror Sub, LLC, a Delaware limited liability company (“Offeror”), a direct wholly-owned subsidiary of Colonel UK Holdings Limited, a United Kingdom private limited company, and an indirect wholly-owned subsidiary of Colonel Holdings, Inc., a Delaware corporation, to purchase all outstanding shares of common stock, par value $0.01 per share (the “Common Shares”), of CKx, Inc., a Delaware corporation, at a purchase price of $5.50 per Common Share, net to the seller in cash without interest, less any required withholding taxes, upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to Offeror the number of Common Shares indicated below or, if no number is indicated, all Common Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

ACCOUNT NUMBER:

NUMBER OF COMMON SHARES BEING TENDERED HEREBY: COMMON SHARES*

The method of delivery of this document is at the election and risk of the tendering shareholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

*	Unless otherwise indicated, it will be assumed that all Common Shares held by us for your account are to be tendered.

Dated:                      , 2011

(Signature(s))

(Please Print Name(s))

Address

Include Zip Code

Area Code and

Telephone No.

Taxpayer Identification

or Social Security No.

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